UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector

Suite 450

Atlanta, GA 30342-4788

(Address of principal executive offices, including zip code)

770-418-8800

(Registrant’s telephone number, including area code)

11695 Johns Creek Parkway

Suite 350

Johns Creek, GA 30097-1523

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2018, Piedmont Office Realty Trust, Inc. (the “Corporation”) filed Articles of Amendment (the “Charter Amendment”) to its Third Articles of Amendment and Restatement (the “Charter”) with the State Department of Assessments and Taxation of Maryland. The Charter Amendment amends Section 5.2 of the Charter to clarify that the Corporation’s stockholders have the ability to amend the Corporation’s bylaws and was approved by the Corporation’s stockholders at the Corporation’s 2018 annual meeting of stockholders held on May 15, 2018.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Third Articles of Amendment and Restatement of Piedmont Office Realty Trust, Inc., as supplemented and amended.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Dated: May 22, 2018	By:	/s/ Laura P. Moon
Laura P. Moon Senior Vice President and Chief Accounting Officer